UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2011

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

GT SOLAR INTERNATIONAL, INC.

(Former Name or Former Address, if Changed Since Last Report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 8, 2011, GT Solar International, Inc. (the “Company”) changed its name from GT Solar International, Inc. to GT Advanced Technologies Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly-owned subsidiary of the Company into the Company (the “Name Change Merger”). The Company was the surviving corporation and, in connection with the Name Change Merger, the Company amended its Amended and Restated Certificate of Incorporation to change the Company’s name to GT Advanced Technologies Inc. pursuant to a Certificate of Ownership and Merger filed on August 1, 2011 with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 1.1. Also in connection with the Name Change Merger, effective August 8, 2011, the Company amended its Amended and Restated By-laws, as amended, to reflect the name change. A copy of the by-law amendment is attached hereto as Exhibit 1.2.

The Registrant’s common stock will continue to trade on The NASDAQ Global Market under the new symbol “GTAT” and has been assigned the new CUSIP number 36191U 106.

Attached hereto as Exhibit 99.1 is the press release issued by the Company announcing such name change.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1	Certificate of Ownership and Merger of GT Advanced Technologies Inc. into GT Solar International, Inc., dated August 1, 2011, effective August 8, 2011
1.2	Amendment to Amended and Restated By-laws of the Registrant
99.1	Press release issued August 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT Advanced Technologies Inc.

/s/ HOIL KIM
Date: August 8, 2011	Hoil Kim
Vice President, Chief Administrative Officer and
General Counsel